UniPixel Announces $2.5 Million Accounts

Receivable Credit Facility With Bridge Bank

For Immediate Release

Contact:

Joe Diaz, Robert Blum, Joe Dorame

Lytham Partners, LLC

602-889-9700

unxl@lythampartners.com

Santa Clara, California – October 28, 2016 – UniPixel, Inc. (NASDAQ: UNXL), a provider of advanced touch solutions to the touchscreen and flexible electronics markets, today announced the closing of a $2.5 million accounts receivables credit facility with Bridge Bank.

Christine Russell, chief financial officer of UniPixel, commented, “Executing this line of credit with Bridge Bank provides a valuable working capital management tool for UniPixel as we look to grow our business and increase production. We are particularly pleased that the line allows for financing of a large portion of our accounts receivable, including foreign accounts. We are pleased to partner with Bridge Bank and we look forward to working with their team as a trusted partner in the years to come.”

“UniPixel has the right technology at the right time for the touch screen and flexible electronics markets. With all of the innovation going on in the mobile and handheld space, UniPixel is a company to watch. We are thrilled to be working with the UniPixel team and supporting their working capital needs as the Company’s business grows,” said Kelly Cook, Senior Vice President, Bridge Bank Technology Banking.

To this date, UniPixel has been awarded a total of 28 programs from leading computer manufacturers to provide highly responsive touchscreen sensors and hardcoat glass replacement material to support touch and/or stylus writing capabilities in tablets, notebooks and 2-in-1 laptops.

About Bridge Bank

Bridge Bank is a division of Western Alliance Bank, Member FDIC, the go-to bank for business in its growing markets. Bridge Bank was founded in 2001 in Silicon Valley to offer a better way to bank for small-market and middle-market businesses across many industries, as well as emerging technology companies and the private equity community. Geared to serving both venture-backed and non-venture-backed companies, Bridge Bank offers a broad scope of financial solutions including growth capital, equipment and working capital credit facilities, sustainable energy project finance, venture debt, treasury management, asset-based lending, SBA and commercial real estate loans, ESOP finance and a full line of international products and services. Based in San Jose, Bridge Bank has eight offices in major markets across the country along with Western Alliance Bank’s robust national platform of specialized financial services. Western Alliance Bank is the primary subsidiary of Phoenix-based Western Alliance Bancorporation. With $17 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the fastest-growing bank holding companies in the U.S. and recognized as #10 on the Forbes 2016 “Best Banks in America” list. For more information, visit www.bridgebank.com.

About UniPixel

UniPixel, Inc. (NASDAQ: UNXL) develops and markets Performance Engineered Films for the touch screen and flexible electronics markets. The company’s roll-to-roll electronics manufacturing process patterns fine line conductive elements on thin films. The company markets its technologies for touch panel sensor, cover glass replacement, and protective cover film applications under the XTouch™ and Diamond Guard™ brands. For further information, visit www.unipixel.com.

Forward-looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding estimated dates of production. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology. These statements are based on management’s current expectations. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of UniPixel’s control, that could cause actual results to materially differ from such statements. These risks, uncertainties, and other factors include, but are not necessarily limited to, the ability to extend product offerings into and compete successfully in new areas or products, the ability to compete in our currents markets, the ability to commercialize licensed technology, unexpected occurrences that deter the “bring to market” plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, our ability to attract and retain qualified personnel, our ability to raise additional capital, the ability to move product sales to production levels, the success of product sales in new markets or of recently produced product offerings, the ability to enforce our intellectual property rights and those set forth under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to UniPixel as of the date hereof, and UniPixel assumes no obligation to update any forward-looking statement.

Trademarks in this release are the property of their respective owners

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